CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my March 11, 2014 Report of Independent Registered Public Accounting Firm, relating to the financial statements of Gaming Entertainment International, Inc. for the years ended December 31, 2013 and 2012, which are incorporated in this Amendment No 6 to Form S-1 Registration No 0001576575 dated March 28, 2014.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

March 28, 2014